WELLINGTON
MANAGEMENT®

Code of Ethics

Personal investing

Gifts and entertainment

Outside activities

Client confidentiality

30 April 2017

The reputation of a thousand years may be determined by the conduct of one hour.

– Ancient proverb

A message from our CEO

Brendan J. Swords
Chairman and Chief Executive Officer

Our business is built on a foundation of trust — the trust of our clients, earned over many years. It is our most valuable asset, and if lost, it cannot easily be regained. There are examples across our industry of companies that have lost sight of this lesson, and they serve as strong reminders that our business requires a mindset of eternal vigilance.

Each and every one of us has a role to play in sustaining our clients' trust. We must test every decision we make, no matter how small, against our fiduciary obligations and our high ethical standards. If there is the slightest doubt about whether a decision is in the best interests of our clients, then bring it to someone's attention — your manager, the Legal and Compliance team, or any of my direct reports. But don't just let it go. This is what it means to be a fiduciary: complete dedication to conscientious stewardship of client assets.

To support this mandate, our Code of Ethics sets out standards for our personal conduct, including personal investing, acceptance of gifts and entertainment, outside activities, and client confidentiality. Please take the time to read the Code, familiarize yourself with the rules, and determine what you need to do to comply with them. Remember, too, that while our Code of Ethics is reviewed and updated regularly, no set of rules can address every possible circumstance. And so I ask you to remain vigilant, exercise good judgment, ask for help when you need it, consider not just the letter but the spirit of the laws that govern our industry, and do your part to safeguard our clients' trust.

Sincerely,

Brendan J. Swords
Chairman and Chief Executive Officer

Before you get started
The Code of Ethics System is accessible through the intranet under Applications or direct access:
https://fs1.wellmanage.com/adfs/ls/
IdpInitiatedSignOn.aspx?loginToRp=ptaconnect.com

Contents

Standards of conduct	1
Who is subject to the Code of Ethics?	1
Personal investing	2
Which types of investments and related activities
are prohibited?	2
Which investment accounts must be reported?	3
What are the reporting responsibilities for all personnel?	5
What are the preclearance responsibilities for all personnel?	6
What are the additional requirements for investment professionals?	7
Gifts and entertainment	8
Outside activities	9
Client confidentiality	9
How we enforce our Code of Ethics	10
Exceptions from the Code of Ethics	10
Closing	10

Wellington Management Code of Ethics 1

Standards of conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

1. WE ACT AS FIDUCIARIES TO OUR CLIENTS. Each of us must put our clients’ interests above our own and must not take advantage of our management of clients’ assets for our own benefit. Our firm’s policies and procedures implement these principles with respect to our conduct of the firm’s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

2. WE ACT WITH INTEGRITY AND IN ACCORDANCE WITH BOTH THE LETTER AND THE SPIRIT OF THE LAW. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to understand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the UK Bribery Act. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who is subject to the Code of Ethics?

Our Code of Ethics applies to all employees of Wellington Management and its affiliates around the world. Its restrictions on personal investing also apply to temporary personnel (including co-ops and interns) and consultants whose tenure with Wellington Management exceeds 90 days and who are deemed by the Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade information.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee. You also have the right to report violations of law or regulation directly to relevant governmental agencies. You do not need the firm’s prior authorization to make any such report or disclosures and are not required to notify the firm that you have done so.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at

#Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 (x68330).

Wellington Management Code of Ethics 2

Personal investing

As fiduciaries, each of us must avoid taking personal advantage of our knowledge of investment activity in client accounts. Although our Code of Ethics sets out a number of specific restrictions on personal investing designed to reflect this principle, no set of rules can anticipate every situation. Each of us must adhere to the spirit, and not just the letter, of our Code in meeting this fiduciary obligation to our clients.

WHICH TYPES OF INVESTMENTS AND RELATED ACTIVITIES ARE PROHIBITED?

Our Code of Ethics prohibits the following personal investments and investment-related activities:

- Purchasing or selling the following:
  - Initial public offerings (IPOs) of any securities
  - Securities of an issuer being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
  - Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation
  - Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting
  - Securities that are the subject of a firmwide restriction
  - Single-stock futures
  - Options with an expiration date that is within 60 calendar days of the transaction date
  - Securities of broker/dealers (or their affiliates) that the firm has approved for execution of client trades
  - Securities of any securities market or exchange on which the firm trades on behalf of clients
- Purchasing an equity security if your aggregate ownership of the equity security exceeds 0.05% of the total shares outstanding of the issuer
- Taking a profit from any trading activity within a 60 calendar day window
- Using a derivative instrument to circumvent a restriction in the Code of Ethics

Short-term trading

You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days. For example, if you buy shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, an exception will be identified and any gain from the transactions must be surrendered. Gains are calculated based on a last in, first out (LIFO) method for purposes of this restriction. This short-term trading rule does not apply to securities exempt from the Code's preclearance requirements.

Wellington Management Code of Ethics 3

WHICH INVESTMENT ACCOUNTS MUST BE REPORTED?

You are required to report any investment account over which you exercise investment discretion or from which any of the following individuals enjoy economic benefits: (i) your spouse, domestic partner, or minor children, and (ii) any other dependents living in your household,

AND

that holds or is capable of holding any of the following *covered investments*:

- Shares of stocks, ADRs, or other equity securities (including any security convertible into equity securities)
- Bonds or notes (other than sovereign government bonds issued by Canada, France, Germany, Italy, Japan, the United Kingdom, or the United States, as well as bankers' acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)
- Interest in a variable annuity product in which the underlying assets are held in a subaccount managed by Wellington Management
- Shares of exchange-traded funds (ETFs)
- Shares of closed-end funds
- Options on securities
- Securities futures
- Interest in private placement securities (other than Wellington Management sponsored products)
- Shares of funds managed by Wellington Management (other than money market funds)

Please see **Appendix A** for a detailed summary of reporting requirements by security type.

For purposes of the Code of Ethics, these investment accounts are referred to as *reportable accounts*. Examples of common account types include brokerage accounts, retirement accounts, employee stock compensation plans, and transfer agent accounts. Reportable accounts also include those from which you or an immediate family member may benefit indirectly, such as a family trust or family partnership, and accounts in which you have a joint ownership interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance if you hold any securities in physical certificate form.

Still not sure? Contact us

If you are not sure if a particular account is required to be reported, contact the Code of Ethics Team by email at **#Code of Ethics Team** or through the Code of Ethics hotline, 617-790-8330 (x68330).

▶ WEB RESOURCE

Wellington-Managed fund list

An up-to-date list of funds managed by Wellington Management is available through the Code of Ethics System under Documents. Please note that any transactions in Wellington-Managed funds must comply with the funds' rules on short-term trading of fund shares.

Wellington Management Code of Ethics

WHAT ARE THE REPORTING RESPONSIBILITIES FOR ALL PERSONNEL?

Initial and annual holdings reports

You must disclose all reportable accounts and all covered investments you hold within 10 calendar days after you begin employment at or association with Wellington Management. You will be required to review and update your holdings and securities account information annually thereafter. Non-volitional transactions include:

For initial holdings reports, holdings
information must be current as of a date
no more than 45 days prior to the date you
became covered by the Code of Ethics.
Please note that you cannot make personal
trades until you have filed an initial holdings
report via the Code of Ethics System on the
Intranet.

Investments made through automatic dividend
reinvestment or rebalancing plans and stock
purchase plan acquisitions

Transactions that result from corporate actions
applicable to all similar security holders (such as
splits, tender offers, mergers, and stock dividends)

For subsequent annual reports, holdings information must be current as of a date no more than 45 days prior to the date the report is submitted. Please note that your annual holdings report must account for both volitional and non-volitional transactions.

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Quarterly transactions reports

You must submit a quarterly transaction report no later than 30 calendar days after quarter-end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quarter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non-volitional events) or provide information regarding all volitional transactions in covered investments.

Duplicate statements and trade confirmations

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send statements and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 10.

WEB RESOURCE

How to file reports on the Code of Ethics System

Required reports must be filed electronically via the Code of Ethics System.

Please see the Code of Ethics System’s homepage for more details.

Wellington Management Code of Ethics

WHAT ARE THE PRECLEARANCE RESPONSIBILITIES FOR ALL PERSONNEL?

Preclearance of publicly traded securities

You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A. Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24-hour period. If you want to execute the order after the 24-hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short-term trading, or the special rules for investment professionals set out in our Code of Ethics.

WEB RESOURCE

How to file a preclearance request

Preclearance must be obtained using the Code of Ethics System. Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.

Caution on short sales, margin transactions, and options

You may engage in short sales and margin transactions and may purchase or sell options provided you receive preclearance and meet all other applicable requirements under our Code of Ethics (including the additional rules for investment professionals described on page 7). Please note, however, that these types of transactions can have unintended consequences. For example, any sale by your broker to cover a margin call or to buy in a short position will be in violation of the Code unless precleared. Likewise, any volitional sale of securities acquired at the expiration of a long call option will be in violation of the Code unless precleared. You are responsible for ensuring any subsequent volitional actions relating to these types of transactions meet the requirements of the Code.

Preclearance of private placement securities

You cannot invest in securities offered to potential investors in a private placement without first obtaining prior approval. Approval may be granted after a review of the facts and circumstances, including whether:

-- an investment in the securities is likely to result in future conflict with client accounts ( e.g. upon a future public offering), and

-- you are being offered the oppourtunity due to your employement at or association with Wellignton Management,

 If you have questions regarding whether an investment would be deemed a private placement security under the Code, please refer to the FAQs about private placements available on the Code of Ethics System, or contact the Code of Ethics Team.

Wellington Management Code of Ethics

To request approval, you must submit a Private Placement Approval Form (available online via the Code of Ethics System) to the Code of Ethics Team. Investments in our own privately offered investment vehicles (our Sponsored Products), including collective investment funds and common trust funds maintained by Wellington Trust Company, na, our hedge funds, and our non-US domiciled funds (Wellington Management Portfolios), have been approved under the Code and therefore do not require the submission of a Private Placement Approval Form.

WEB RESOURCE

Private Placement Approval Form

To request approval for a private placement, complete the Private
Placement Approval Form available through the Code of Ethics
System under Documents.

WHAT ARE THE ADDITIONAL REQUIREMENTS FOR INVESTMENT PROFESSIONALS?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio manager, backup portfolio manager, investment team member), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients’ interests first whenever you tr ansact in securities that are also held in client accounts you manage.

The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts.

?QINVESTMENT PROFESSIONAL BLACKOUT PERIODS — You cannot buy or sell a security for a period of 14 calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. In addition, You may not sell personal holdings in a security of the same issuer that is held by a client account for which you serve as an investment professional until the later of the following periods: (i) one calendar year from the date of your last purchase and (ii) 90 calendar days after all of your client accounts liquidate all holdings of the same issuer.

If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your personal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior 14 days should never prevent you from buying or selling a security in a client account if the trade would be in the client’s best interest. If you find yourself in that situation and need to buy or sell a security in a client account within the 14 calendar days following your personal transaction in a security of the same issuer, you should attempt to notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790-8330 [x68330]) or your local Compliance Officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submitting it.

?QSHORT SALES BY AN INVESTMENT PROFESSIONAL — An investment professional may not personally take a short position in a security of an issuer in which he or she holds a long position in a client account.

Wellington Management Code of Ethics

Gifts and entertainment

Our guiding principle of “client, firm, self” also governs the receipt of gifts and entertainment from clients, consultants, brokers/dealers, research providers, vendors, companies in which we may invest, and others with whom the firm does business. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence the actions we take on behalf of our clients. In keeping with this standard, you must follow several specific requirements:

ACCEPTING GIFTS — You may only accept gifts of nominal value, which include logoed items, flower arrangements, gift baskets, and food, as well as other gifts with an approximate value of less than US$100 or the local equivalent per year from a single source. You may not accept a gift of cash, including a cash equivalent such as a gift card, regardless of the amount. If you receive a gift that violates the Code, you must return the gift or consult with the Chief Compliance Officer to determine appropriate action under the circumstances.

ACCEPTING BUSINESS MEALS — Business meals are permitted provided that neither the cost nor the frequency is excessive and there is a legitimate business purpose. If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of your proportionate share of the total cost of the meal if the approximate value of the meal is more than US$100 or the local equivalent.

ACCEPTING ENTERTAINMENT OPPORTUNITIES — The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, broker/dealers, research providers, vendors, and companies in which we may invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent and is subject to the following conditions:

1.	A representative of the hosting organization must be present;
2.	The primary purpose of the event must be to discuss business or to build a business relationship;
3.	You must receive prior approval from your business manager;
4.	If the host is a broker/dealer or research provider, the host must be reimbursed for the full amount of the entertainment opportunity; and
5.	For all other entertainment opportunities, the host must be reimbursed for the full face value of any entertainment ticket(s) if:
- the entertainment opportunity requires a ticet with a face value of more than US$200 or local equivalent, or is a high-profile event (e.g., a major sporting event),
- you wish to accept more than one ticket. - the host has invited numerous Wellington Management representatives.

Business managers must clear their own participation under the circumstances described above with the Chief Compliance Officer or Chair of the Ethics Committee.

Please note that even if you pay for the full face value of a ticket, you may attend the event only if the host is present.

LODGING AND AIR TRAVEL — You may not accept a gift of lodging or air travel in connection with any entertainment opportunity. If you participate in an entertainment opportunity for which lodging or air travel is paid for by the host, you must reimburse the host for the equivalent cost, as determined by Wellington Management’s travel manager.

Wellington Management Code of Ethics

Wellington Management Code of Ethics 10

How we enforce our Code of Ethics

Legal and Compliance is responsible for monitoring compliance with the Code of Ethics. Members of Legal and Compliance will periodically request certifications and review holdings and transaction reports for potential violations. They may also request additional information or reports.

It is our collective responsibility to uphold the Code of Ethics. In addition to the formal reporting requirements described in this Code of Ethics, you have a responsibility to report any violations of the Code. If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be investigated and considered by representatives of Legal and Compliance and/or the Ethics Committee. All violations of the Code of Ethics will be reported to the Chief Compliance Officer. Violations are taken seriously and may result in sanctions or other consequences, including:

- a warning
- referral to your business manager and/or senior management
- reversal of a trade or the return of a gift
- disgorgement of profits or of the value of a gift
- a limitation or restriction on personal investing
- termination of employment
- referral to civil or criminal authorities

If you become aware of any potential conflicts of interest that you believe are not addressed by our Code of Ethics or other policies, please contact the Chief Compliance Officer, the General Counsel, or the manager of the Code of Ethics Team.

Exceptions from the Code of Ethics

The Chief Compliance Officer may grant an exception from the Code, including preclearance, other trading restrictions, and certain reporting requirements on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with client interests. Exceptions are expected to be rare. If you wish to seek an exception, you must submit a written request to the Code of Ethics Team describing the nature of the exception and the reason(s) it is being sought.

Closing

As a firm, we seek excellence in the people we employ, the products and services we offer, the way we meet our ethical and fiduciary responsibilities, and the working environment we create for ourselves. Our Code of Ethics embodies that commitment. Accordingly, each of us must take care that our actions fully meet the high standards of conduct and professional behavior we have adopted. Most importantly, we must all remember "client, firm, self" is our most fundamental guiding principle.

Wellington Management Code of Ethics 11

APPENDIX A – PART 1

No Preclearance or Reporting Required:
Open-end investment funds not managed by Wellington Management[1]
Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management
Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom
Cash
Money market instruments or other short-term debt instruments rated P-1 or P-2, A-1 or A-2, or their equivalents[2]
Bankers' acceptances, CDs, commercial paper
Wellington Trust Company Pools
Wellington Sponsored Hedge Funds
Securities futures and options on direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives
Options, forwards, and futures on commodities and foreign exchange, and associated derivatives
Transactions in approved managed accounts

Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period):
Open-end investment funds managed by Wellington Management[1] (other than money market funds)
Interests in a variable annuity or insurance product in which the underlying assets are held in a fund managed by Wellington Management
Futures and options on securities indices
ETFs listed in Appendix A – Part 2 and derivatives on these securities
Gifts of securities to you or a reportable account
Gifts of securities from you or a reportable account
Non-volitional transactions (splits, tender offers, mergers, stock dividends, dividend reinvestments, etc.)

Preclearance and Reporting of Securities Transactions Required:
Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers' acceptances, CDs, commercial paper, and high-quality, short-term debt instruments)
Stock (common and preferred) or other equity securities, including any security convertible into equity securities
Closed-end funds
ETFs not listed in Appendix A – Part 2
American Depositary Receipts
Options on securities (but not their non-volitional exercise or expiration)
Warrants
Rights
Unit investment trusts

Prohibited Investments and Activities:
Initial public offerings (IPOs) of any securities
Single-stock futures
Options expiring within 60 days of purchase
Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled
Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation
Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting
Securities on the firmwide restricted list
Profiting from any short-term (i.e., within 60 days) trading activity
Securities of broker/dealers or their affiliates with which the firm conducts business
Securities of any securities market or exchange on which the firm trades
Using a derivative instrument to circumvent the requirements of the Code of Ethics
Purchasing an equity security if your aggregate ownership of the equity security exceeds 0.05% of the total shares outstanding of the issuer

This appendix is current as of 1 July 2016, and may be amended at the discretion of the Ethics Committee.

[1] A list of funds advised or subadvised by Wellington Management ("Wellington-Managed Funds") is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.

[2] If the instrument is unrated, it must be of equivalent duration and comparable quality.

Wellington Management Code of Ethics 12

APPENDIX A – PART 2

ETFs approved for personal trading without preclearance (but requiring reporting)

All regional/country exchange share listings of ETFs listed are also approved

Ticker	Name
United States: Equity	
AAXJ	ISHARES MSCI ALL COUNTRY ASIA
ACWI	ISHARES MSCI ACWI INDEX FUND
BRF	MARKET VECTORS BRAZIL SMALL-CA
DIA	SPDR DJIA TRUST ETF
DVY	ISHARES DOW JONES SELECT DIVID
ECH	ISHARES MSCI CHILE INVESTABLE
EEB	GUGGENHEIM BRIC ETF
EEM	ISHARES MSCI EMERGING MARKETS
EFA	ISHARES MSCI EAFE INDEX FUND
EFG	ISHARES MSCI EAFE GROWTH INDEX
EFV	ISHARES MSCI EAFE VALUE INDEX
EPI	WISDOMTREE INDIA EARNINGS FUND
EPP	ISHARES MSCI PAC EX-JAPAN FUND
EWA	ISHARES MSCI AUSTRALIA INDEX FUND
EWC	ISHARES MSCI CANADA INDEX FUND
EWG	ISHARES MSCI GERMANY INDEX FUND
EWH	ISHARES MSCI HONG KONG IDX FUND
EWJ	ISHARES MSCI JAPAN IDX FUND
EWM	ISHARES MSCI MALAYSIA IDX FUND
EWS	ISHARES MSCI SINGAPORE INDEX FUND
EWT	ISHARES MSCI TAIWAN INDEX FUND
EWU	ISHARES MSCI UK INDEX FUND
EWY	ISHARES MSCI SOUTH KOREA INDEX
EZU	ISHARES MSCI EMU INDEX FUND
FXI	ISHARES FTSE CHINA 25 INDEX
GDX	MARKET VECTORS GOLD MINERS
GDXJ	MARKET VECTORS JUNIOR GOLD MIN
IBB	ISHARES BIOTECH INDEX FUND
ICF	ISHARES COHEN & STEERS REALTY
IEV	ISHARES S&P EUROPE 350 INX FUND
IGE	ISHARES S&P GSSI NAT RES INDEX
IJH	ISHARES S&P MIDCAP 400 IDX FUND
IJJ	ISHARES S&P MIDCAP 400/VALUE
IJK	ISHARES SP MCAP 400/BARRA GTH
IJR	ISHARES SP SMALLCAP 600 IDX FUND
IJS	ISHARES S&P SMALLCAP 600/BARRA
IJT	ISHARES SP SMCAP 600/BARRA GTH
ILF	ISHARES S&P LATIN AMER 40 INDEX
INP	IPATH MSCI INDIA INDEX ETN
IOO	ISHARES S&P GLOBAL 100 INDEX FUND
IVE	ISHARES SP 500/BARRA VALUE
IVV	ISHARES S&P 500 INDEX FUND
IVW	ISHARES S&P 500/BARRA GRTH INDEX
IWB	ISHARES RUSSELL 1000 INDEX
IWD	ISHARES RUSSELL 1000 VALUE INDEX
IWF	ISHARES RUSSELL 1000 GROWTH
IWM	ISHARES RUSSELL 2000 INDEX
IWN	ISHARES RUSSELL 2000 VALUE
IWO	ISHARES RUSSELL 2000 GROWTH
IWP	ISHARES RUSSELL MIDCAP GROWTH
IWR	ISHARES RUSSELL MIDCAP INDEX FUND
IWS	ISHARES RUSSELL MIDCAP VALUE I
IWV	ISHARES RUSSELL 3000 INDEX
IXC	ISHARES S&P GLOBAL ENERGY SECT
IYR	ISHARES DOW JONES US RE INDEX
IYW	ISHARES DJ US TECH SECTOR INDEX
MDY	SPDR S&P MIDCAP 400 ETF TRUST
MOO	MARKET VECTORS-AGRI
OEF	ISHARES S&P 100 INDEX FUND
PBW	POWERSHARES WILDERHILL CLEAN E
PFF	ISHARES S&P US PREFERRED STOCK
PGX	POWERSHARES PREFERRED PORTFOLI
PHO	POWERSHARES GLOBAL WATER PORTF
QID	PROSHARES ULTRASHORT QQQ
QLD	PROSHARES ULTRA QQQ
QQQ	POWERSHARES QQQTRUST
RSP	RYDEX S&P EQUAL WEIGHT
RSX	MARKET VECTORS RUSSIA ETF
RWM	PROSHARES SHORT RUSS
RWR	SPDR DOW JONES REIT ETF

Ticker	Name
RWX	SPDR DJ INTL REAL ESTATE
SCZ	ISHARES MSCI EAFE SMALL CAP INDEX
SDS	PROSHARES ULTRASHORT S&P500
SDY	SPDR DIVIDEND ETF
SH	PROSHARES SHORT S&P500
SKF	PROSHARES ULTRASHORT FINANCIAL
SPY	SPDR S&P 500 ETF TRUST
SRS	PROSHARES ULTRASHORT REAL ESTATE
SSO	PROSHARES ULTRA S&P500
TWM	PROSHARES ULTRASHORT RUSS2000
UWM	PROSHARES ULTRA RUSSELL
UYG	PROSHARES ULTRA FINANCIALS
VB	VANGUARD SMALL-CAP VIPERS
VBK	VANGUARD SMALL-CAP GROWTH VIPE
VBR	VANGUARD SMALL-CAP VALUE VIPER
VEA	VANGUARD MSCI EAFE ETF
VEU	VANGUARD FTSE ALL-WORLD EX-US
VGK	VANGUARD MSCI EURO ETF
VIG	VANGUARD DIVIDEND APPRECIATION
VNQ	VANGUARD REIT VIPERS
VO	VANGUARD MID-CAP VIPERS
VPL	VANGUARD MSCI PACIFIC ETF
VTI	VANGUARD TOTAL STOCK MARKET
VTV	VANGUARD VALUE VIPERS
VUG	VANGUARD GROWTH VIPERS
VV	VANGUARD LARGE-CAP VIPERS
VWO	VANGUARD MSCI EM MAR
VXX	IPATH S&P 500 VIX
XLB	MATERIALS SEL SECTOR SPDR FUND
XLE	ENERGY SELECT SECTOR SPDR FUND
XLF	FINANCIAL SEL SECTOR SPDR FUND
XLI	INDUSTRIAL SELECT SECTOR SPDR
XLK	TECHNOLOGY SELECT SECTOR SPDR
XLP	CONSUMER STAPLES SELECT SPDR
XLU	UTILITIES SELECT SECTOR SPDR
XLV	HEALTH CARE SELECT SECTOR SPDR
XLY	CONSUMER DISCRETIONARY SPDR
XME	SPDR S&P METALS & MINING ETF
XOP	SPDR S&P OIL & GAS EXPL AND PROD
United States: Fixed Income	
AGG	ISHARES BARCLAYS AGGREGATE
BIV	VANGUARD INTERMEDIATE-TERM BON
BND	VANGUARD TOTAL BOND MARKET
BOND	PIMCO TOTAL RETURN BOND ETF
BSV	VANGUARD SHORT-TERM BOND ETF
BWX	SPDR BARCLAYS INT TREA BND ETF
BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND
CYB	WISDOMTREE DREYFUS CHINESE YUA
ELD	WISDOMTREE EMERGING MARKETS LO
EMB	JPM EMERGING MARKETS BOND ETF
HYG	ISHARES IBOXX $ HIGH YIELD COR
IEF	ISHARES BARCLAYS 7-10 YEAR
IEI	ISHARES BARCLAYS 3-7 YEAR TREAS
JNK	SPDR BARCLAYS HIGH YIELD BOND
LQD	ISHARES IBOXX INVESTMENT GRADE
MBB	ISHARES MBS BOND FUND
MUB	ISHARES S&P NATIONAL MUNICIPAL
PCY	POWERSHARES EM MAR SOV DE PT
PST	PROSHARES ULTRASHORT LEH 7
SHY	ISHARES BARCLAYS 1-3 YEAR TREA
TBF	PROSHARES SHORT 20+ TREASURY
TBT	PROSHARES ULTRASHORT LEHMAN
TIP	ISHARES BARCLAYS TIPS BOND FUND
TLT	ISHARES BARCLAYS 20+ YEAR TREAS
VCSH	VANGUARD SHORT-TERM CORPORATE
United States: Commodity Trusts and ETNs	
AMJ	JPMORGAN ALERIAN MLP INDEX ETN
CORN	CORN ETF
COW	IPATH DJ-UBS LIVESTOCK SUBINDX
DBA	POWERSHARES DB AGRICULTURE FUND
DBB	POWERSHARES DB BASE METALS FUND

Ticker	Name
DBC	DB COMMODITY INDEX TRACKING FUND
DBE	POWERSHARES DB ENERGY FUND
DBO	POWERSHARES DB OIL FUND
DBP	POWERSHARES DB PRECIOUS METALS
DGZ	POWERSHARES DB GOLD SHORT ETN
DJP	IPATH DJ-UBS COMMIDTY
DNO	UNITED STATES SHORT OIL FUND L
GAZ	IPATH DJ-UBS NAT GAS SUBINDEX
GLD	SPDR GOLD SHARES
GLL	PROSHARES ULTRASHORT GOLD
GSG	ISHARES S&P GSCI COMMODITY INDEX
JJA	IPATH DJ-UBS AGRICULTURE SUBINDEX
JJC	IPATH DJ-UBS COPPER SUBINDEX
JJE	IPATH DJ-UBS ENERGY SUBINDEX
JJG	IPATH DJ-UBS GRAINS SUBINDEX
JJM	IPATH DJ-UBS INDUSTRIAL METALS
JJN	IPATH DJ-UBS NICKEL SUBINDEX
JJS	IPATH DJ-UBS SOFTS SUBINDEX
JJU	IPATH DJ-UBS ALUMINUM SUBINDEX
SGG	IPATH DJ-UBS SUGAR SUBINDEX TR
SLV	ISHARES SILVER TRUST
UCO	PROSHARES ULTRA DJ-UBS CRUDE
UGA	UNITED STATES GASOLINE FUND LP
UGL	PROSHARES ULTRA GOLD
UHN	UNITED STATES HEATING OIL LP
UNG	UNITED STATES NATL GAS FUND LP
USO	UNITED STATES OIL FUND LP
ZSL	PROSHARES ULTRASHORT SILVER
United States: Currency Trusts	
DBV	POWERSHARES DB G10 CURRENCY HA
EUO	PROSHARES ULTRASHORT EURO
FXA	CURRENCYSHARES AUD TRUST
FXB	CURRENCYSHARES GBP STERL TRUST
FXC	CURRENCYSHARES CAD
FXE	CURRENCYSHARES EURO TRUST
FXF	CURRENCYSHARES SWISS FRANC
FXM	CURRENCYSHARES MEXICAN PESO
FXS	CURRENCYSHARES SWEDISH KRONA
FXY	CURRENCYSHARES JPY TRUST
UDN	POWERSHARES DB US DOLLAR IND
UUP	POWERSHARES DB US DOL IND BU
YCS	PROSHARES ULTRASHORT YEN

Australia: Equity	
STW.AX	SPDR S&P/ASX 200 FUND
England: Equity	
EUN LN	ISHARES STOXX EUROPE 50
IEEM LN	ISHARES MSCI EMERGING MARKETS
FXC LN	ISHARES FTSE CHINA25
IJPN LN	ISHARES MSCI JAPAN FUND
ISF LN	ISHARES PLC- ISHARES FTSE 100
IUSA LN	ISHARES S&P 500 INDEX FUND
IWRD LN	ISHARES MSCI WORLD
England: Fixed Income	
IEBC LN	ISHARES BARCLAYS CAPITAL EURO
Hong Kong: Equity	
2800 HK	TRACKER FD OF HONG KONG
2823 HK	ISHARES FTSE/ XINHUA A50 CHINA
2827 HK	BOCI-PRUDENTIAL – W.I.S.E. - C
2828 HK	HANG SENG INVESTMENT INDEX FUND
2833 HK	HANG SENG INVESTMENT INDEX FUND
Hong Kong: Fixed Income	
2821 HK	ABF PAN ASIA BOND INDEX FUND
Japan: Equity	
1305 JP	DAIWA ETF – TOPIX
1306 JP	NOMURA ETF – TOPIX
1308 JP	NIKKO ETF – TOPIX
1320 JP	DAIWA ETF – NIKKEI 225
1321 JP	NOMURA ETF – NIKKEI 225
1330 JP	NIKKO ETF – 225

This appendix is current as of 23 June 2014, and may be amended at the discretion of the Ethics Committee.